UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2013

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor
New York, NY 10001
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On April 29, 2013, the Company concluded that its previously issued consolidated financial statements for the fiscal year ended February 29, 2012 and its quarterly financial information for each of the quarters and year-to-date periods ended August 31, 2011, November 30, 2011, February 29, 2012, May 31, 2012, August 31, 2012 and November 30, 2012 should no longer be relied upon because of certain errors within the financial statements.

In connection with the Company’s financial close process for its fiscal year 2013 financial statements, the Company’s management, with the assistance of the Company’s outside tax accountants, concluded that the accounting for the Company’s acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG, Inc. (“JAGTAG”), both of which occurred during fiscal year 2012, and of GEOS Communications IP Holdings Inc. ("GEOS"), which occurred during the first quarter of fiscal 2013, was incorrect because certain income tax provision impacts were not properly recorded for the differences between the book and tax basis of the acquired assets.  The Company acquired Hipcricket pursuant to an Amended and Restated Asset Purchase Agreement entered into between the Company and Hipcricket on August 25, 2011, JAGTAG pursuant to an Asset Purchase Agreement dated July 22, 2011 between the Company and JAGTAG, and GEOS pursuant to an agreement entered into among the Company, GEOS and other parties on May 22, 2012.  On May 1, 2013, the Board of Directors, acting on the recommendation of the Audit Committee and management, concluded that the Company should restate its previously issued financial statements to correct these identified errors as described below.

Expected Impact of Restatements

To correct the errors related to the Hipcricket and JAGTAG transactions, the Company expects to record an increase to goodwill of $13.5 million, an increase to deferred tax liability of $3.5 million, and an increase to income tax benefits of $10.0 million for the quarter ended August 31, 2011 and fiscal year ended February 29, 2012. To correct the errors related to the GEOS transaction, the Company expects to record an increase to the identified intangible asset category of patents of $2.6 million and a corresponding increase to income tax benefits of $2.6 million for the quarter ended May 31, 2012.  As a result of its previously completed impairment analysis performed during the quarter ended November 30, 2012 on certain identified intangibles, the Company expects to recognize an increase in the impairment expense of $2.6 million as a result of the increased value resulting from the adjustments for the GEOS transaction.  Net loss, basic and diluted net loss per share, accumulated deficit, and shareholder’s equity will also be affected by the restatements. These adjustments are carried forward in subsequent periods. The corrections will have no impact on total revenue, operating expense, or operating cash flows.

The Company is in the process of assessing the impact of the errors relating to the Hipcricket and JAGTAG transactions on the Company’s interim goodwill impairment analysis that was performed as of November 30, 2012. As disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2012, the Company performed an interim impairment test and concluded that the first step of the test did not result in an indication of impairment. As such, step two of the test was not completed and no goodwill impairment expense was recorded. However, due to the adjustments described above, the first step fails and the second step of the impairment test is required to be performed as of November 30, 2012. The Company is in the process of performing the second step of the goodwill impairment test to measure the implied fair value of goodwill. The amount of goodwill impairment, if any, has not been determined as of the date of filing this Current Report.

The reports affected by the restatements are as follows:
•    Form 10-Qs for the 2012 fiscal quarters ended August 31, 2011 and November 30, 2011.
•    Form 10-K for the 2012 fiscal year ended February 29, 2012.
•    Form 10-Qs for the 2013 fiscal quarters ended May 31, 2012, August 31, 2012 and November 30, 2012.

Section 404 of the Sarbanes-Oxley Act

Beginning during the fourth quarter ended February 29, 2012, the Company’s management began to make improvements to the Company’s internal control over financial reporting to address identified material weaknesses in accounting for business combinations and the preparation and review of the income tax provision and related income tax financial statement disclosure.  The Company believes that the errors discussed above were identified as a result of the measures management adopted to improve internal control over financial reporting.   The Company’s Audit Committee and Chief Financial Officer are assessing the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures and will not reach a final conclusion on the effect of the restatements on these matters until completion of the restatement process.

Restatement of Financial Information

The restated financial statements will be included in the Company’s Annual Report on Form 10-K for its fiscal year ended February 28, 2013 (the “2013 Form 10-K”).  Until the restated financial statements  are filed in the 2013 Form 10-K, we are continuing our investigations with respect to these matters.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02 with Moss Adams LLP, the Company’s independent registered public accounting firm.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Current Report on Form 8-K are forward-looking statements, including, without limitation, statements regarding the expected impact and amounts of the restatements on the Company's previously issued financial statements and the manner in which the Company will effect the restatements in its filings with the Securities and Exchange Commission. These forward-looking statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that may cause future results to differ materially include risks that the completion and filing of the restated financials may take longer than anticipated; that the Company may not be able to complete the restatements as part of its 2013 Form 10-K; and that prior to the completion of the restatements and the filing of the 2013 Form 10-K, the Company will identify additional errors and/or will identify material weaknesses in its internal control over financial accounting. Given these uncertainties, you should not place undue reliance on any forward-looking statements. There can be no assurance that the final impact and the amounts of the restatements will not differ materially from estimates that are described in this report or that any other information set forth herein will not change materially before we file our restated consolidated financial statements. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: May 2, 2013	By:	/s/ Thomas J. Virgin
Thomas J. Virgin Chief Financial Officer